UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2022

Calithera Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36644	27-2366329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 Oyster Point Blvd. Suite 200 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 870-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, 0.0001 par value	CALA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

On September 23, 2022, Incyte Corporation notified Calithera Biosciences, Inc., of its intent to terminate for convenience that certain Collaboration and License Agreement, by and between Incyte and Calithera Biosciences, dated January 27, 2017, or the Collaboration and License Agreement. The termination will be effective on or about December 28, 2022. No material early termination penalties will be payable by either party.

The Collaboration and License Agreement is filed as exhibit 10.1 to our Quarterly Report on Form 10-Q, for the three months ended March 31, 2017 (File No. 001-36644), filed with the Securities and Exchange Commission on May 9, 2017. For a summary of the material terms of the Collaboration and License Agreement please see “Part I, Item 1. Business - Partnered Programs - Arginase Inhibitor INCB001158 for Oncology” of our Annual Report on Form 10-K for the year ended December 31, 2021 (File No. 001-36644), filed with the Securities and Exchange Commission on March 31, 2022, which summary is incorporated herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALITHERA BIOSCIENCES, INC.
Dated: September 29, 2022

	By:	/S/ SUSAN M. MOLINEAUX, PH.D.
Susan M. Molineaux, Ph.D.
President and Chief Executive Officer